UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009 (July 28, 2009)

RURBAN FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

(419) 783-8950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 28, 2009, Rurban Financial Corp.’s data processing subsidiary, Rurbanc Data Services, Inc. d/b/a RDSI Banking Systems (“RDSI”), reached an agreement with Information Technology, Inc. and Fiserv Solutions, Inc. (collectively, “Fiserv”) to wind down their licensing relationship.  After December 31, 2010, Fiserv will no longer license its Premier suite of products to RDSI and RDSI will exclusively market New Core Banking Systems’ Single SourceTM.  RDSI customers which presently rely on the Premier platform will be provided the opportunity to continue their processing with RDSI and convert to Single SourceTM, or to move their processing to Fiserv and continue to use Premier.  RDSI and Fiserv have agreed to cooperate in transitioning RDSI clients to their choice of core software prior to December 31, 2010.

In accordance with the above-referenced agreement, on July 30, 2009, Fiserv dismissed the civil action it filed against RDSI relating to the Premier license agreements.  The civil action, which was filed by Fiserv on May 20, 2009 in the United States District Court for the District of Nebraska, was previously disclosed in the Current Report on Form 8-K filed by Rurban Financial Corp. on May 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: August 3, 2009	By:	/s/ Duane L. Sinn
Duane L. Sinn
Executive Vice President and Chief Financial Officer